UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023 (February 8, 2023)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 8, 2023, Nancy K. Buese notified The Williams Companies, Inc. (“the Company”) that, effective February 10, 2023, she is resigning from the Company’s Board of Directors (the “Board”). Ms. Buese recently accepted the role of chief financial officer at Baker Hughes and resigned from the Board due to material schedule conflicts with Williams Board meetings. Alan S. Armstrong, the Company’s Chief Executive Officer, said, “Nancy Buese has been a thoughtful and engaged member of the Board since joining in 2018. I am personally grateful for her strategic counsel, and I know I speak for our entire Board and leadership team in wishing Nancy success in her new role with Baker Hughes.”

Ms. Buese was a member of the Board’s Compensation and Management Development and Environmental, Health and Safety committees.

(d)

On February 8, 2023, the Board appointed Carri A. Lockhart to the Board, effective February 10, 2023. Ms. Lockhart will serve on the Compensation and Management Development Committee and the Environmental, Health and Safety Committee.

The Board determined that Ms. Lockhart is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Ms. Lockhart and any other person in connection with her appointment as director of the Company. Ms. Lockhart is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Lockhart and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Lockhart’s appointment as a non-employee director, she will receive, on a pro-rated basis, the standard annual benefits paid to each non-employee director including: (i) $115,000 annual cash retainer; and (ii) $175,000 annual equity retainer in the form of restricted stock units issued pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan. The annual cash retainer is paid through quarterly cash payments. The annual equity retainer is deferred and will not be distributed until the director’s retirement from the Board.

The size of the Board following Ms. Buese’s resignation and the appointment of Ms. Lockhart will remain at twelve directors.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2023, the Company furnished a press release announcing the appointment of Ms. Lockhart described above in Item 5.02(d) of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 on this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 13, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: February 13, 2023	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
VP Assistant General Counsel - Corporate Secretary & CSD